Exhibit 10.1

PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of March 15, 2011, by and among K-V Pharmaceutical Company, a Delaware corporation, with its principal offices at One Corporate Woods Drive, Bridgeton, Missouri 63044 (the “Company”), the Guarantors named on the signature pages hereto and the investor named on the signature pages hereto (the “Buyer”).

WHEREAS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized the issuance and sale of $225,000,000 aggregate principal amount of 12% Senior Secured Notes due 2015 (the “Notes”).

C. The Company has prepared a confidential information memorandum, dated March 2, 2011 (along with all attachments and appendices thereto, the “Confidential Information Memorandum”), relating to the offer and sale of the Notes (the “Offering”).

D. The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions set forth in this Agreement, the aggregate principal amount of Notes set forth below the Buyer’s signature on the signature pages hereto.

E. Upon the fulfillment of certain conditions set forth herein, the Notes will be fully, unconditionally and irrevocably guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) as to payment of principal, interest, and premium, if any, on a senior secured basis, jointly and severally, by each subsidiary of the Company listed on Schedule 1 hereto (collectively, the “Guarantors”).

F. Pursuant to the terms of the Collateral Agreements (as defined in the Indenture (as defined below)), all of the obligations under the Notes, the Indenture and the Guarantees will be secured by a lien and security interest in substantially all of the assets of the Company and the Guarantors (subject to Permitted Liens (as defined in the Indenture)).

NOW, THEREFORE, the Company, the Guarantors and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF THE NOTES.

(a) Issuance of Notes. The Company has authorized the issuance and sale of $225,000,000 aggregate principal amount of Notes. The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors and Wilmington Trust FSB, as trustee (in such capacity, the “Trustee”).

(b) Purchase and Sale of the Notes.

(i) In reliance upon the Buyer’s representations and warranties contained in Section 2 hereof and subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing of the Offering (the “Closing”), the Company shall issue and sell to the Buyer the amount of Notes set forth below the Buyer’s signature on the signature pages hereto.

(ii) In reliance upon the representations and warranties of the Company and the Guarantors contained in Section 3 hereof, and subject to the terms and conditions set forth herein, the Buyer shall purchase the Notes to be purchased by the Buyer at the purchase price set forth in Section 1(b)(v) hereof.

(iii) Simultaneously with the execution of this Agreement, the Company is executing other purchase agreements (the “Other Purchase Agreements”) substantially identical to this Agreement with the other buyers listed on the signature pages thereto (the “Other Buyers”), pursuant to which the Company shall issue and sell additional Notes to such Other Buyers in the respective amounts set forth below their names on the signature pages thereto for the respective purchase prices set forth therein. The amount of Securities being sold hereby and to the Other Buyers shall aggregate to the amount indicated as authorized to be sold pursuant to Section 1(a). The sale of the Notes to the Buyer and the Other Buyers are to be separate sales, and this Agreement and the Other Purchase Agreements are to be separate agreements. The Company shall not be obligated to sell, and Buyer shall not be obligated to buy, any of the Notes unless all the conditions set forth herein shall have been satisfied or waived by the appropriate party.

(iv) Closing. The date and time of the Closing shall be 10:00 a.m., New York City time, on March 17, 2011 (or such later date as is mutually agreed to by the Company and the Buyer (the “Closing Date”)) at the New York, New York offices of Dewey & LeBoeuf LLP, or such other location as the Company and the Buyer shall mutually agree.

(v) Purchase Price; Additional Pricing Terms. The purchase price for the Notes to be purchased by the Buyer at the Closing (the “Purchase Price”) shall be 97% of the aggregate principal amount thereof, as set forth below the Buyer’s signature on the signature pages hereto. Attached hereto as Annex I are additional pricing terms to the Offering of the Notes.

(c) Form of Payment. On the Closing Date,

(i) the Buyer shall pay before 12:00 p.m., New York City time, on such date the Purchase Price to the Closing Agent (as defined below) by wire transfer of immediately available funds in accordance with the wire instructions set forth below the Buyer’s signature on the signature pages hereto; and

(ii) the Company shall deliver or cause to be delivered the Notes that the Buyer is purchasing to the Buyer (for the account of the Buyer that the Buyer shall instruct) duly executed on behalf of the Company and registered in the name of the Buyer or its designee; and

(iii) the Notes will be represented by one or more definitive global securities in book-entry form and will be deposited on the Closing Date or as soon as practicable thereafter, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

(d) Closing Mechanics.

(i) One business day prior to the Closing, Jefferies & Company, Inc. (“Jefferies”), as closing agent (in such capacity, the “Closing Agent”), will contact the contact person for the Buyer set forth below the Buyer’s signature on the signature pages hereto to confirm that the Closing is to take place and the closing mechanics set forth herein.

(ii) [reserved]

(iii) In the event that the Buyer shall fail to deliver all or any portion of the Purchase Price on or before 12:00 p.m., New York City time, on the Closing Date as required by Section 1(c), the Closing Agent shall be permitted (but shall not be obligated), in its sole discretion, to fund the Purchase Price of the Notes on behalf of the Buyer; provided, however, that the funding of the purchase of any Notes by the Closing Agent pursuant to this Section 1(c)(ii) shall not relieve the Buyer of any liability that it may have to the Company or the Closing Agent pursuant to this Agreement or for the breach of its obligations under this Agreement. In any such case in which the Closing Agent, in its sole discretion, has elected to fund the Purchase Price of the Notes on behalf of the Buyer, if the Buyer has not fulfilled its obligation to purchase the Notes as set forth herein within two business days of the Closing Date, the Closing Agent shall thereafter be entitled to retain the Notes and, if so requested by the Closing Agent, the Company shall transfer registration of such Notes to or as directed by the Closing Agent.

(iv) In the event that the Closing Agent shall have funded the purchase of the Notes on behalf of the Buyer under the circumstances set forth in clause (ii) above, the Buyer shall be obligated to repay the Closing Agent in exchange for the release of the Notes to the Buyer at a Purchase Price for the Notes equal to 97% of the aggregate principal amount of the Notes, as set forth below the Buyer’s signature on the signature pages hereto, plus accrued interest from the Closing Date.

(v) Funds received by the Closing Agent on behalf of the Company pursuant to this Section 1 will be held in trust and not as property of the Closing Agent. On the Closing Date, the Closing Agent shall disburse such funds (net of the agreed amount of fees and expenses of the Placement Agent (as defined below)) by wire transfer of immediately available funds in accordance with the Company’s written wire instructions to an account specified by the Company, unless otherwise specified by the Company.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants with respect to only itself that:

(a) Organization and Good Standing. If the Buyer is an entity, the Buyer is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. The Buyer has the requisite power and authority to enter into and perform the Transaction Documents (as defined below) to which the Buyer is a party and to purchase the Securities being sold to it hereunder. If Buyer is an entity, the execution, delivery and performance of the Transaction Documents to which the Buyer is a party by the Buyer and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Buyer or its Board of Directors, stockholders or partners, as the case may be, is required. The Transaction Documents to which the Buyer is a party have been duly authorized, executed and delivered by the Buyer and constitute, or shall constitute when executed and delivered, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with the terms thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Public Sale or Distribution. The Buyer is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of the Transaction Documents. The Buyer is acquiring the Securities hereunder in the ordinary course of its business. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(d) QIB and Accredited Investor Status. The Buyer is a “qualified institutional buyer” within the meaning of Rule 144A(a)(1) under the Securities Act and an “accredited investor” within the meaning of Rule 501(a) of Regulation D. The Buyer is not an entity formed for the sole purpose of acquiring the Notes.

(e) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(f) Information and Exculpation.

(i) The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances, prospects and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Buyer as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Buyer understands that (i) its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment, (ii) it will be required to bear the financial risks of an investment in the Securities for an indefinite period of time and (iii) prior to making an investment in the Securities, the Buyer has concluded that it is able to bear those risks for an indefinite period. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(ii) The Buyer acknowledges that it is making such investment based on the results of its own due diligence investigation of the Company, including the representations and warranties being made by the Company in this Agreement, and the Buyer has not relied on any information or advice furnished by or on behalf of Jefferies, as placement agent (in such capacity, the “Placement Agent”), in connection with the transactions contemplated hereby. The Buyer acknowledges that Placement Agent has not made any representations and warranties with respect to the Company or the transactions contemplated hereby, and the Buyer will not rely on any statements made by Placement Agent, orally or in writing, to the contrary. The Buyer further acknowledges that Placement Agent will not be responsible for the ultimate success of its investment in the Company. In light of the foregoing, to the fullest extent permitted by law, the Buyer releases Placement Agent, its employees, officers and affiliates from any liability with respect to the Buyer’s participation in the transactions contemplated hereby.

(iii) The Buyer and its advisors, if any, have had access to and opportunity to review the Confidential Information Memorandum and all filings made by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), on or after March 31, 2010 (the “1934 Act Filings”). Neither any inquiries of the Buyer pursuant to subparagraph (i) of this Section 2(f) nor any other due diligence investigation conducted by the Buyer shall modify, limit or otherwise affect the Buyer’s right to rely on the Company’s and each Guarantor’s representations and warranties contained in this Agreement; provided, however, the Buyer acknowledges and agrees that all representations and warranties made by the Company and each Guarantor in the Agreement are qualified by any and all disclosures made in the 1934 Act Filings, including, without limitation, those set forth under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

(g) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h) Transfer or Resale. The Buyer understands that: (i) the Securities have not been and, except as provided in Section 4.22 of the Indenture, are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i) Legends. The Buyer understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act and applicable state securities laws, the certificates or other instruments representing the Notes, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the legend(s) set forth in the form of Note included in the Indenture, and the Company shall make a notation on its records and give instructions to the Trustee and the transfer agent of the Notes in order to implement the restrictions on transfer set forth and described herein and therein.

(j) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(k) Residency. The Buyer is a resident of that jurisdiction specified below its signature on the signature pages hereto.

(l) No General Solicitation. The Buyer acknowledges that the Securities were not offered to the Buyer by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Buyer was invited by any of the foregoing means of communications.

(m) Brokers. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Subsidiary (as defined below) for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Buyer.

(n) Filings. If required by applicable securities legislation, regulatory policy or order, or if required or requested by any securities commission, stock exchange or other regulatory authority, at the request of and at the sole expense of the Company, the Buyer shall execute, deliver and file and otherwise assist the Company in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Notes.

(o) United States Federal Taxation. The Buyer understands and acknowledges that the U.S. federal income tax consequences of ownership and disposition of the Notes are not free from doubt. However, the Company and the Buyer, on behalf of itself and any beneficial holder of the Notes, hereby agree, for United States federal income tax purposes, to be bound by the Company’s determination of the issue price of the Notes. The Company agrees to provide promptly to each holder of a Note, upon written request, the amount of original issue discount, if any, the issue price, the issue date, and the yield to maturity with respect to the Notes. Such holder may request such information by writing to the Company at the address provided for notices in Section (8)(f) hereof.

Important Note:

Any discussion of tax matters contained herein is not intended or written by the Company or any of its advisors to be used, and it cannot be used or relied upon, by the Buyer or any other Person for the purpose of avoiding penalties that may be imposed under United States federal income tax law. Any such discussion was written to support the promotion or marketing of the Notes in the offering contemplated by this Agreement.

The Company advises the Buyer to seek advice concerning the tax aspects of and tax considerations involved in acquiring and holding the Notes from an independent tax adviser. The Buyer acknowledges that it has sought such independent tax advice as it has considered necessary to make an informed investment decision with respect to the U.S. federal income tax consequences, as well as with respect to the laws of any state, local or foreign jurisdiction that are applicable to the Buyer, of owning and disposing of the Notes.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS.

The Company and the Guarantors, jointly and severally, represent and warrant to the Buyer that, subject to the disclosures in the Company’s 1934 Act Filings:

(a) Organization and Qualification. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity (i) in which the Company, directly or indirectly, owns not less than 25% of the capital stock or holds a corresponding equity or similar interest and (ii) which has operations) is duly incorporated or organized, as the case may be, and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, as applicable, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(b) Authorization; Enforcement; Validity.

(i) The Company and each Guarantor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Other Purchase Agreements, the Notes, the Guarantees, the Indenture and the Collateral Documents (as defined in the Indenture) (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and each Guarantor and the consummation by the Company and each Guarantor of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the granting of a security interest in the Collateral (as defined in the Indenture) have been duly authorized by the Company’s and each Guarantor’s Board of Directors and no further filing, consent or authorization is required in connection therewith (other than (i) the filing of appropriate UCC financing statements and analogous registrations with the appropriate states, provinces and other authorities pursuant to the Collateral Documents, (ii) the filing of grant deeds or similar security instruments with the U.S. Copyright Office and the U.S. Patent and Trademark Office, (iii) the filing of a Form D with respect to the Notes as required under Regulation D and (iv) such filings required under applicable securities or “Blue Sky” laws of the states of the United States). This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and each Guarantor, and constitute the legal, valid and binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ii) The provisions of each Collateral Document are effective to create, in favor of Wilmington Trust FSB, in its capacity as Collateral Agent (the “Collateral Agent”), for the benefit of the Secured Parties (as defined in the Indenture), legal, valid and enforceable first priority liens (subject to Permitted Liens (as defined in the Indenture)) in the Collateral, and all necessary recordings and filings will be made in all necessary public offices and all other necessary and appropriate action will be taken so that the liens created by the Collateral Documents will constitute perfected first priority liens (with such exceptions as contemplated thereby) on or in the Collateral described therein and all necessary consents to the creation, effectiveness, priority and perfection of each such lien will have been obtained to the extent required under each Collateral Document.

(c) Issuance of the Notes.

(i) The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have been duly and validly authorized by the Company and when issued, authenticated and delivered by the Company against payment thereof by the Buyer as provided herein and in the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture and the Collateral Documents, and enforceable against the Company in accordance with their terms, except insofar as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(ii) The Guarantees have been duly and validly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Notes have been and when issued, authenticated and delivered by the Company against payment thereof by the Buyer in accordance with the terms of this Agreement and the Indenture and delivered to and paid for in accordance with the terms hereof and thereof, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Guarantors, entitled to the benefit of the Indenture and the Collateral Documents, and enforceable against each of the Guarantors in accordance with their terms, except insofar as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each Guarantor and the consummation by the Company and each Guarantor of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any applicable law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the New York Stock Exchange (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the cases of clauses (ii) and (iii) such as would not reasonably be expected to have a Material Adverse Effect.

(e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the SEC, state securities administrators or the Principal Market, subsequent to the Closing; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Buyer herein).

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144 of the 1933 Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of the Company’s common stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company nor any of its Subsidiaries, or to the Company’s knowledge, any of its or their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company acknowledges that it has engaged Jefferies & Company, Inc. as Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any other placement agent in connection with the sale of the Securities and no Person (other than the Placement Agent) is entitled to any placement agent, financial advisory, finder’s or other fee arising from this transaction as a result of any agreement, arrangement or understanding entered into by or on behalf of the Company.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i) 1934 Act Filings and Historical Financial Statements. As of their respective filing dates, the 1934 Act Filings complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the 1934 Act Filings, and none of the 1934 Act Filings, at the time they were filed with the SEC (as the information contained in such 1934 Act Filings may have been amended, modified, supplemented, corrected, rescinded or otherwise withdrawn in subsequent material filed by the Company with the SEC), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to the information contained in the Company’s current report on Form 8-K filed on March 8, 2011. The consolidated audited financial statements of the Company and its Subsidiaries for the Fiscal Year ended March 31, 2010 were prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) in effect as of the date thereof and fairly present, in all material respects, the financial position, on a consolidated basis, of the Company and its Subsidiaries as at the date thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for the period then ended.

(j) Absence of Certain Changes. Since March 31, 2010, other than as disclosed in the 1934 Act Filings, no event, circumstance or change has occurred that has caused or evidences, or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.

(k) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the

Company under applicable securities laws in its reports under Section 13(a) or 15(d) of the 1934 Act and which has not been publicly announced.

(l) Conduct of Business. Neither the Company nor any of its Subsidiaries (a) is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or other organizational documents; (b) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (c) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (d) is in breach of or default under any material bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other material agreement or instrument to which it is a party or by which it or its assets are bound (collectively, the “Applicable Agreements”), except as set forth in the Confidential Information Memorandum or for such violations, breaches or defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(n) Transactions With Affiliates. Except as set forth in the 1934 Act Filings, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(o) Capitalization and Use of Proceeds. The table under the caption “Capitalization” in the Confidential Information Memorandum (including the footnotes thereto) sets forth, as of its date, the long term indebtedness of the Company, including (A) the actual long term indebtedness of the Company (excluding any make whole premium associated with early payment of any debt) and (B) the as adjusted long term indebtedness of the Company, after giving effect to the offer and sale of the Notes and the application of the net proceeds therefrom as described in the Confidential Information Memorandum under the section entitled “Use of Proceeds.” The table under the caption “Use of Proceeds” in the Confidential Information

Memorandum (including the footnotes thereto) sets forth, as of its date, the Company’s intended use of proceeds from the sale of the Notes.

(p) Material Contracts. Schedule 3(p) contains a true, correct and complete list of all the Applicable Agreements in effect on and as of the Closing Date. Except as described on Schedule 3(p), all such Applicable Agreements are in full force and effect and no defaults currently exist by the Company or any Subsidiary and, to the knowledge of the Company, to any other Person party thereto.

(q) Absence of Litigation. Except as set forth in Schedule 3(q) or as disclosed in the 1934 Act Filings, to the Company’s knowledge, there are no legal proceedings about to be commenced or threatened against the Company or any of its Subsidiaries except potential product liability claims which may be asserted in the ordinary course of business (but none of which would exceed, in the aggregate, the insurance coverage of the Company and its subsidiaries). To the Company’s knowledge, there are no legal proceedings about to be commenced or threatened against such the Company or its Subsidiaries that could reasonably be expected to result in, or has resulted in, a Material Adverse Effect.

(r) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(s) Employee Relations. Neither the Company nor any of its Subsidiaries has knowledge of any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Company or any of its Subsidiaries, or to the knowledge of the Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Company or any of its Subsidiaries or to the knowledge of the Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving the Company or any of its Subsidiaries, and (c) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the best knowledge of the Company, no union organization activity that is taking place, except such as is not reasonably likely to have a Material Adverse Effect.

(t) Title. Except for pursuant to the arrangements set forth on Schedule 3(t), the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(u) Intellectual Property Rights. Attached hereto as Schedule 3(u) is a true, correct, and complete listing, as of the date hereof, of (i) all trademark registrations and pending trademark applications, copyright registrations, issued patents and pending patent applications and domain name registrations, as to which the Company or any Subsidiary is the owner (other than Intellectual Property registrations and applications owned by the Company or any Subsidiary that are either (A) expired or lapsed, (B) abandoned, or (C) Intellectual Property registrations or applications that the Company has instructed its applicable advisor, including in-house counsel, to abandon or allow to lapse), (ii) all Intellectual Property licenses to which the Company or any Subsidiary is a party (other than computer software licenses and confidentiality/non-disclosure agreements), and (iii) all litigation, and all U.S. oppositions or cancellation actions and material non-U.S. oppositions or cancellation actions, against the Company or any Subsidiary that are presently pending or, to the knowledge of the Company, threatened, contesting the validity, use, ownership, enforceability or registrability of any of the Intellectual Property owned by the Company or any of its Subsidiaries. The Company and each of the Subsidiaries exclusively own, free and clear of all liens, claims or encumbrances, other than any liens, claims or encumbrances to U.S. Healthcare I, L.L.C. (which liens shall be released as of the Closing Date), U.S. Healthcare II, L.L.C. (which liens shall be released as of the Closing Date) or Hologic, Inc., or have the right to use pursuant to a valid and enforceable written license set forth on Schedule 3(u) (other than computer software licenses), all Intellectual Property that is used in the conduct of their businesses. All Intellectual Property listed in Schedule 3(u) owned by the Company or any Subsidiary, is valid, subsisting and enforceable. Except as set forth on Schedule 3(u), (a) the operation of the Company and each Subsidiary’s businesses (including the commercialization of the Company’s Makena product), do not infringe, misappropriate or otherwise conflict with, any Intellectual Property rights or other rights of other persons in respect of any asset or product which currently generates revenue or is anticipated to generate revenue in the future or is material to the Company, and the Company is not, and none of the Subsidiaries are, aware of any facts which indicate a likelihood of any of the foregoing, and (b) the Company has not, and none of the Subsidiaries have, in the past two (2) years received any notices that could reasonably be expected to adversely affect the Company’s or any Subsidiary’s use or ownership of Intellectual Property (including any demand letters related to Intellectual Property or unsolicited offers to license patents from any other person), and (c) to the knowledge of the Company, no third party is currently infringing, misappropriating or otherwise conflicting with any of the Company’s or any of the Subsidiaries’ Intellectual Property rights

(v) FDA and Regulatory Matters.

(i) All approvals of New Drug Applications (“NDAs”) and Abbreviated New Drug Applications (“ANDAs”) and any supplements and amendments to such NDAs and ANDAs are valid and effective, all necessary reports and submissions have been made to the Food and Drug Administration (“FDA”), and all applicable fees with respect to such applications have been paid to FDA.

(ii) Except as set forth on Schedule 3(v), the Company and its Subsidiaries possess all permits, licenses, approvals, consents and other authorizations, including but not limited to, NDAs, ANDAs, and all supplements and amendments to such applications and appropriate state licenses, permits and registrations, submitted to the appropriate governmental entity necessary to conduct the business of the Company and its Subsidiaries, including without limitation, all such registrations, approvals, certificates, authorizations and permits required by the FDA, the United States Drug Enforcement Administration, Governmental Authority, and all such are in full force and effect. Each of the Company’s and its Subsidiaries’ products are and have been, since March 2009, developed, manufactured, labeled, stored, tested and distributed by such Person for products distributed in the marketplace in compliance with all applicable laws, rules, regulations and orders of the FDA or of any applicable state or other Governmental Authority.

(iii) The manufacture of products by the Company and its Subsidiaries will be conducted in compliance with the applicable requirements of the FDA’s Current Good Manufacturing Practices and pursuant to the terms of the Consent Decree. All of the Company’s facilities are registered with the FDA and all of their products are listed with the FDA as required by the FDA’s regulations, 21 C.F.R. Part 207.

(iv) The Company and its Subsidiaries have complied with and will comply with, all the FDA post-approval commitments and reporting requirements, including but not limited to, adverse event reporting obligations.

(v) To the knowledge of the Company and its Subsidiaries, there are no facts or circumstances that could reasonably be construed as indicating that marketing approval for any of the Company’s or its Subsidiaries’ products will be withdrawn or that the Company and its Subsidiaries will not obtain approval for any products currently pending approval by the FDA or any Governmental Authority. The Company and its Subsidiaries shall use such prompt, substantial and persistent efforts to take, or cause to be taken, all actions, or to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws to obtain all consents and approvals of any Governmental Authority.

(vi) No Exclusion Affiliate (i) has any direct or indirect ownership or control interest (as defined in Section 1124(a)(3) of the SSA) in the Company or any of its Subsidiaries except to the extent expressly permitted by the HHS-OIG Agreements, (ii) serves as an officer, director, agent, managing employee or employee (as defined in Section 1126(b) of the SSA) of the Company or any of its Subsidiaries, directly or indirectly, officially or otherwise or (iii) furnishes any services as an independent contractor or consultant to the Company or any of its Subsidiaries. “Exclusion Affiliate” means the Company’s affiliates (as defined or applied under applicable law including the SSA) or Affiliates, including any natural Persons, trusts, or otherwise and including, for the avoidance of doubt, Marc Hermelin, in each case as to which exclusion actions or possible exclusion actions by HHS-OIG exist. “Affiliate” means as applied to any (i) Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and (ii) the Company, Victor M. Hermelin or Marc S. Hermelin,

or any of their direct descendants, any members of their family, or any trust or other similar entity formed for their benefit or for the benefit of their family. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Company’s stock having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. “SSA” means the Social Security Act of the United States. “HHS-OIG Agreements” means the HHS-OIG Agreement (Ethex) and the HHS-OIG Agreement (Hermelin). “HHS-OIG Agreement (Ethex)” means Divestiture Agreement entered into by and between the Office of Inspector General of the United States Department of Health and Human Services, K-V Pharmaceutical Corporation, and its subsidiary ETHEX Corporation, which agreement was entered into by the parties thereto, and became effective, on November 15, 2010. “HHS-OIG Agreement (Hermelin)” means that certain Settlement Agreement entered into by and among the Office of Inspector General of the United States Department of Health and Human Services, K-V Pharmaceutical Company, Sarah Weltscheff and Marc Hermelin, which agreement was entered into by the parties thereto, and became effective, on November 15, 2010, together with the Attachment A and Schedule of Divestitures thereto, as in effect on the Closing Date.

(vii) There has not occurred any event or condition the result of which could lead to an HHS-OIG Agreement ceasing to be operative.

(viii) Each of the Company’s representations set forth in any HHS-OIG Agreement and any document or agreement related thereto is true, accurate and complete in all respects, and the Company is not aware (after reasonable diligence and inquiry) of any fact or circumstance that could render any Person’s representations in such agreements to be false or misleading.

(w) Environmental Laws. Except as described in the 1934 Act Filings, the Company and its Subsidiaries (i) are in compliance with any and all applicable Environmental Laws (as hereinafter defined), (ii) have received all certificates, permits, authorities, licenses or other approvals (collectively, “Permits”) required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted and (iii) are in compliance with all terms and conditions of any such Permit where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, Permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x) Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company.

(y) Payment of Taxes. All federal and other material tax returns and reports of the Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for such taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. The Company knows of no proposed tax assessment against the Company or any of its Subsidiaries which is not being actively contested by the Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

(z) Internal Controls. Except as disclosed in the 1934 Act Filings, the Company is unaware of any material weakness or significant deficiencies in its internal control over financial reporting

(aa) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Documents and is not so disclosed.

(bb) Investment Company Status. The Company is not, and upon consummation of the sale of the Notes will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(cc) Disclosure. The Confidential Information Memorandum did not contain, as of its date, and does not now contain, any untrue statement of a material fact, and as of such date did not omit and does not now omit, to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company confirms that neither it nor, to its knowledge, any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information (other than information relating to the offering of the Securities). The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyer regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company on or before the date hereof but which has not been so publicly announced or disclosed.

(dd) U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company shall so certify upon any Buyer’s request.

(ee) ERISA Compliance. The Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is or, within the last six years, was sponsored, maintained or contributed to by, or required to be contributed by, the Company, any of its Subsidiaries or, solely with respect to any Employee Benefit Plan covered under Title IV of ERISA, any of their respective ERISA Affiliates. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. As of the date hereof, no liability to the PBGC (other than required premium payments and required minimum funding contributions), the Internal Revenue Service, any Employee Benefit Plan or any trust established under any Employee Benefit Plan is expected to be incurred by the Company, any of its Subsidiaries or any of their ERISA Affiliates and none of the foregoing entities maintains, contributes to or has any liability with respect to any Pension Plan or Multiemployer Plan. “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto. “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA. “Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA. No ERISA Event has occurred or is reasonably expected to occur which would result in material liability of the Company. “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company or any of its Subsidiaries. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Code, and the regulations and published interpretations thereunder of which the Company or such subsidiary is a member.

(ff) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg) OFAC. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or Person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(hh) No Registration. Assuming (i) the accuracy of the representations and warranties of the Buyer contained in Section 2 hereof and the Buyer’s compliance with their agreements contained in the Transaction Documents and (ii) the accuracy of the comparable representations and warranties of the Other Buyers contained in the Other Purchase Agreements and such Other Buyers’ compliance with their agreements contained in the Transaction Documents, it is not necessary in connection with the offer, issuance, sale and delivery of the Notes in the manner contemplated by this Agreement and the Transaction Documents to register the offer or sale of any of the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to any Buyer upon request. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken upon Buyer’s request. The Company shall make all filings and reports as it reasonably determines are necessary relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date; provided, however, the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction.

(c) Use of Proceeds. The Company will use the proceeds from the sale of the Notes in the manner described in the Confidential Information Memorandum under the caption “Use of Proceeds.”

(d) Financial Information. For so long as any Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall, during the period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Buyer and any holder of the Notes in connection with any sale thereof and any prospective purchaser of the Notes and securities analysts, in each case upon reasonable request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto).

(e) Certain Fees and Expenses. The Company shall pay all transfer agent fees, stamp or transfer taxes and other taxes (not including income or similar taxes) and duties levied in connection with the sale and issuance of the Notes. Except as otherwise expressly set forth in the Transaction Documents, each party to this Agreement shall bear its own fees and expenses in connection with the sale of the Notes to the Buyer (including, without limitation, each party’s legal, accounting and other expenses).

(f) Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the material terms of the transactions contemplated by the Transaction Documents (the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Buyer. Neither the Company, its Subsidiaries nor any Buyer shall issue any other press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that (A) the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with any of the material or information included in the 8-K Filing or (ii) as is required by applicable law and regulations, and (B) any Buyer may make any filings and disclosures required by applicable law, rule or regulation, including any filings and disclosures required under Section 13 or Section 16 of the 1934 Act. Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Buyer in any filing, announcement, release or otherwise other than in connection with the Exchange Offer

Registration Statement (as defined in the Indenture), as contemplated pursuant to Section 4.22 of the Indenture, or unless such disclosure is required by law, regulation or the Principal Market.

(g) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(h) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate shall solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or on the Internet or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(i) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes, and the Company shall take all action that is appropriate or necessary to ensure that its offerings of other securities will not be integrated with the Offering for purposes of the Securities Act.

(j) Restricted Securities. During the one-year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), the Company shall not, and shall not permit any Subsidiaries of either the Company or any other “affiliates” (as defined in Rule 144A under the Securities Act) controlled by the Company to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any Subsidiaries or any other affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act or valid exemption from the registration requirements thereunder.

(k) Taxes. The Buyer shall deliver to the Company a properly completed and duly executed applicable Internal Revenue Service Form W-8 or W-9 that establishes a complete exemption from United States withholding tax. The Buyer shall provide replacement forms on the obsolescence of such forms or inaccuracy of any information thereon. The Company agrees to pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Buyer.

(l) Collateral Documents. The Company shall use its reasonable best efforts to complete on or prior to the Closing Date, or have arrangements satisfactory to the Collateral Agent in place for such completion of, all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Collateral Documents.

(m) DTC. The Company shall have paid all fees and expense (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer. The Company shall comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company and the Guarantors hereunder are subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the sole benefit of the Company and the Guarantors and may be waived by the Company and the Guarantors at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a) The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) The Buyer and each other Buyer shall have delivered to the Company, or to the Closing Agent on the Company’s behalf, the applicable Purchase Price for the Securities being purchased by the Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

6. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) No injunction, restraining order or order of any nature by a governmental authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated hereby and thereby; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the knowledge of the Company, be pending or contemplated as of the Closing Date.

(b) No action shall have been taken and no law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated hereby or thereby. No proceeding shall be pending or, to the knowledge of the Company, threatened other than proceedings (A) that if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, and (B) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) At the Closing Date, since the date hereof, no event or events have occurred, no information has become known nor does any condition exist that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) The Buyer shall have received on the Closing Date:

(i) a certificate, dated the Closing Date, executed by the Secretary of the Company or such Guarantor, certifying as to the (i) the resolutions consistent with Section 3(b) as adopted by the Company’s or Guarantor’s, as applicable, Board of Directors in a form reasonably acceptable to the Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing;

(ii) the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Company and the Guarantors, dated the Closing Date, substantially in the form of Exhibit A attached hereto;

(iii) the opinion of Thompson Coburn LLP, counsel to the Company and the Guarantors, dated the Closing Date, substantially in the form of Exhibit B attached hereto; and

(iv) the opinion of the general counsel of the Company, dated the Closing Date, substantially in the form of Exhibit C attached hereto.

The opinions delivered pursuant to this Section 6(d) shall be addressed and delivered to the Closing Agent and the Buyer acknowledges that it (x) is not the beneficiary of such opinions and (y) has no right to rely on such opinions.

(e) Each of the Transaction Documents shall have been executed and delivered by each of the parties thereto, and the Buyer shall have received a fully executed original of each Transaction Document other than the Other Purchase Agreements.

(f) The Collateral Agent shall have received on the Closing Date: (i) appropriately completed copies of Uniform Commercial Code financing statements naming, in each case, each of the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary to perfect the security interests of the Collateral Agent pursuant to the Collateral Documents; (ii) appropriately completed copies of Uniform Commercial Code Form UCC-3 termination statements necessary to release all liens (other than Permitted Liens) of any Person in any collateral described in any Collateral Documents previously granted by any Person; (iii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements

(none of which shall cover any collateral described in any Collateral Document, other than such financing statements that evidence permitted liens); (iv) all Pledged Equity Interests and Pledged LLC Interests (each as defined in the Security Agreement) issued by each Subsidiary of the Company in favor of the Company or any Guarantor, together with undated stock power(s) or other instruments of transfer executed in blank; (v) copies of the policies of insurance (or binders or insurance certificates in respect thereof), as are required by Section 4.09 of the Indenture; and (vii) such other approvals, opinions, or documents as either the Buyer or the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Buyer or the Collateral Agent, as case may be.

The Buyer and its counsel shall be satisfied that (i) the liens granted to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement) in the collateral described in the Collateral Documents is of the priority described in the Confidential Information Memorandum and the Collateral Documents; and (ii) no lien exists on any of the collateral described in the Collateral Documents other than the liens created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents, and other permitted liens.

(g) All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clause (g)(i) and (ii) above (collectively, the “Filing Statements”) shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Buyer (the “Filing Agent”). The Filing Agent shall have acknowledged in a writing reasonably satisfactory to the Buyer and its counsel (i) the Filing Agent’s receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Collateral Agent and the Buyer and its counsel of the results of such submissions within 30 days following the Closing Date.

(h) The representations and warranties of the Company and each Guarantor shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company and each Guarantor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and each Guarantor at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

(i) The Buyer shall have received a certificate, dated the Closing Date, executed by an executive officer of the Company, certifying that the Company has received duly executed Other Purchase Agreements from the Other Buyers that, together with this Agreement, relate to the issuance and sale of $225,000,000 aggregate principal amount of the Notes.

7. TERMINATION. In the event that the Closing shall not have occurred with respect to any Buyer on or before fifteen (15) Business Days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

8. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyer,

the Company, the Guarantors, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Guarantors, nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, the Guarantors and the Buyer. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Notes, as the case may be. The Company and the Guarantors have not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company and each Guarantor confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company and the Guarantors or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

if to the Company:

K-V Pharmaceutical Company

One Corporate Woods Drive

Bridgeton, MO 63044

Attention: President and CEO

Phone: 314-645-6600

Fax: 314-646-3751

with a copy (for informational purposes only) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

1 New York Plaza

New York, NY 10004

Attention: Stuart Gelfond

Phone: (212) 859-8272

Fax: (212) 859-4000

and:

Thompson Coburn LLP

One U.S. Bank Plaza

St. Louis, MO 63130

Attention: Thomas A. Litz

Phone: 314-552-6000

Fax: 314-552-7000

if to a Buyer, to its address and facsimile number set forth below the Buyer’s signature on the signature pages hereto, with copies to the Buyer’s representatives set forth below the Buyer’s signature on the signature pages hereto;

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that Jefferies, in its capacity as Placement Agent and Closing Agent, together with its representatives, affiliates and agents, may rely upon the representations, warranties and releases contained in Sections 2, 3 and 6(d) hereof, and except that Sections 2(f)(ii) and 8(l) shall inure to the benefit of Jefferies, in its capacity as Placement Agent and Closing Agent, together with its representatives, affiliates and agents, which shall be third party beneficiaries with respect thereto.

(i) Survival. Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Buyer contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4 and 8 shall survive the Closing. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Notes hereunder and in addition to all of the Company’s and each Guarantor’s other obligations under the Transaction Documents, the Company and each Guarantor shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Notes and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any Guarantor in the Transaction Documents or any certificate delivered by the Company or any Guarantor hereunder, (b) any breach of any covenant, agreement or obligation of the Company or any Guarantor contained in the Transaction Documents or any certificate delivered by the Company or any Guarantor hereunder or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Guarantor) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any certificate delivered by the Company or any Guarantor hereunder, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Notes, or (iii) the status of the Buyer or holder of the Notes as an investor in the Company and the Guarantors. Neither the Company nor any Guarantor will be liable to any Buyer under this Agreement to the extent that a loss, claim, damage or liability is attributable to any Buyer’s breach of any of the representations, warranties, covenants or agreements made by the Buyer in this Agreement or in the other Transaction Documents. To the extent that the foregoing undertaking by the Company or any Guarantor may be unenforceable for any reason, the Company and each Guarantor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(l) Indemnity of Closing Agent and Placement Agent. Each party hereto agrees for the express benefit of each of the Closing Agent and the Placement Agent, their respective affiliates and their respective representatives that:

(i) Neither Jefferies (as Closing Agent or Placement Agent) nor any of its affiliates or any of its representatives (1) has any duties or obligations other than those specifically set forth herein or in the engagement letter, dated as of August 23, 2010 (as amended through the date hereof), among the Company and Jefferies (the “Engagement Letter”), (2) shall be liable for any improper payment made in accordance with the information provided by the Company, (3) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated hereby or thereby, including any information in the Confidential Information Memorandum, or (4) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except for such party’s own willful misconduct or bad faith.

(ii) Each of Jefferies (as Closing Agent and Placement Agent) and any of its affiliates or any of its representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, (2) be indemnified by the Company for acting as Closing Agent and Placement Agent, respectively, hereunder pursuant to the indemnification provisions set forth in the Engagement Letter, which hereby are incorporated by reference herein and (3) be indemnified and held harmless by the Buyer for acting as Closing Agent and Placement Agent, respectively; provided that, the aggregate liability of the Buyer to the Closing Agent and the Placement Agent pursuant to this clause (ii)(3) shall be limited to the amount wired to the Closing Agent by the Buyer pursuant to Section 1(c)(i).

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Remedies. The Buyer and each holder of the Notes shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company and each Guarantor recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyer. The Company and each Guarantor therefore agrees that the Buyer shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(o) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Guarantor does not timely perform its related obligations within the periods therein provided, then at any time prior to performance by the Company or any Guarantor of such obligation the Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company and the Guarantors, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(p) Payment Set Aside. To the extent that the Company or any Guarantor makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, any Guarantor, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(q) Knowledge. For purposes of this Agreement, whenever there is a reference to the Company’s or any Guarantor’s knowledge, it shall mean the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company or any Guarantor, as applicable, after due inquiry.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused its respective signature page to this Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

K-V PHARMACEUTICAL COMPANY

By:
Name:
Title:

GUARANTORS:

NESHER PHARMACEUTICALS INC. ETHER-RX CORPORATION NESHER SOLUTIONS USA, INC. NESHER DISCOVERY SOLUTIONS, INC. DRUGTECH CORPORATION ZERATECH TECHNOLOGIES USA, INC. FP1096, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Purchase Agreement to be duly executed as of the date first written above.

BUYER:

[BUYER]

By:
Name:
Title:

PRINCIPAL AMOUNT OF NOTES:

$